DUNE ENERGY, INC.
                             STOCK OPTION AGREEMENT

      This Stock Option Agreement (this "Agreement") is executed and delivered as of _____________ (the "Option Grant Date ") by and between Dune Energy, Inc., a Delaware corporation (the "Company") and _____________, with an address at __________________ (the "Optionee"). The Optionee and the Company hereby agree as follows:

      1. Grant. The Company hereby grants to the Optionee an option (the "Option") to purchase up to an aggregate of ________ shares of the Company's common stock (the "Optioned Shares ") at an exercise price of $____ per Optioned Share (the "Exercise Price ").

      2. Term. The Option granted hereby shall terminate no later than at the close of business on _______________ (the "Termination Date ").

      3. Exercisability. This Option may be exercised in whole or in part, at any time from and after _____________ until the Termination Date.

      4. Procedure for Exercise.

            (a) Notice. The Optionee may exercise the Option at any time with respect to all or any part of the number of Optioned Shares by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Optioned Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

            (b) Payment of Exercise Price. Full payment (in U.S. Dollars) by the Optionee of the Exercise Price for the Optioned Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Board, in whole or in part through the surrender of previously acquired shares of common stock (valued at their fair market value on the exercise date). If the Optionee fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, the Optionee's right to purchase such Optioned Shares may be terminated by the Company. The date specified in the Optionee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Optioned Shares to be purchased upon such exercise shall have been received by such date.

            In addition to the method of payment set forth above, provided that the Company's common stock is either registered on a national securities exchange or quoted by the NASDAQ at the time of exercise, Optionee shall have the right to exercise this Option in full or in part by delivering written notice to the Company, and Optionee shall receive the number of Optioned Shares equal to the product of (x) the number of Optioned Shares as to which this Option is being exercised, multiplied by (y) a fraction, the numerator of which is the Market Price (defined below) of the Company's common stock minus the Exercise Price of the Optioned Shares and


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

      the denominator of which is the Market Price of the Company's common stock. As used in this Agreement, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Company's common stock is listed or admitted to trading, or, if the common stock is not listed or admitted to trading on any exchange, the average closing sale price as furnished by the NASD through The NASDAQ Stock Market, Inc. ("NASDAQ").

            (c) Other Limitations on Exercise. The obligation of the Company to deliver shares of common stock upon the exercise hereof shall be subject to the condition that if at any time the Company's Board of Directors shall determine in its sole discretion that the listing, registration or qualification of the Option or the Optioned Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of this Option or the issuance or purchase of stock hereunder, then this Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

      5. Adjustment of and Changes in Stock of Company. In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Board of Directors shall make such adjustment as it deems appropriate in the number and kind of shares of stock subject to this Option or in the Exercise Price; provided, however, that no such adjustment shall give the Optionee any additional benefits under this Option.

      6. Non-Transferability of Option. During the Optionee's lifetime, this Option shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in case of the death of the Optionee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of this Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

      7. Restrictions on Underlying Stock. The shares of common stock issuable upon exercise of this Option may not be sold, pledged, hypothecated, transferred or assigned in the absence of an effective registration statement for the securities under the applicable federal and state securities laws or an opinion of counsel satisfactory to the Company to the effect that such registration is not required thereunder.


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

      8. "Piggy-Back" Registration Rights. If at any time commencing on the first anniversary of the date hereof and expiring five (5) years thereafter, the Company proposes to register any of its securities under the Securities Act of 1933 (other than in connection with an initial public offering or in connection with a Form S-8), then the Company shall afford the Optionee the opportunity to include for sale in such registration statement, shares of common stock acquired by the Optionee upon the exercise of this Option, provided however, that if the Company's underwriter shall advise the Company in writing that in its opinion the number of shares to be included in such registration is too large, then the Company will include only such number of Optioned Shares as such underwriter shall so advise.

      9. Nonqualified Option. The Option granted hereby shall be treated as a nonqualified stock option and not as an "incentive stock option " under the Internal Revenue Code.

      10. No Rights as Stockholder. Neither the Optionee nor any personal representatives shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of common stock purchasable or issuable upon the exercise of this Option, in whole or in part, prior to the date of exercise of this Option in accordance with the provisions hereof.

      11. Miscellaneous. This Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This certificate is deemed to have been delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Stock Option Agreement are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized representative and the Optionee has hereunto set his hand as of the Option Grant Date.

                                            DUNE ENERGY, INC.


                                            By:
                                                --------------------------------
                                                Alan Gaines, Chairman

                                                OPTIONEE


                                                --------------------------


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